FOR Immediate Release

American Realty Capital Trust Announces its 2012 Acquisitions Consistent With its 2012 Earnings Guidance

NEW YORK, January 2, 2013 -- American Realty Capital Trust, Inc., (NASDAQ: “ARCT”) (“ARCT” or the “Company”) today announced that, in line with its 2012 Earnings Guidance, it made $66.0 million worth of acquisitions in 2012. ARCT’s closings included 33 properties with 358,629 rentable square feet located in 16 states, purchased at a weighted average capitalization rate of 8.32% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue, less property operating expenses, by base purchase price). As of December 31, 2012, the Company’s portfolio totaled 515 properties located in 44 states and Puerto Rico, purchased at an aggregate contract purchase price of $2.2 billion.

The Company also announced that it made its acquisitions consistent with its obligations and covenants under its Agreement and Plan of Merger with Realty Income Corporation (NYSE: “O”) (“Realty”) by purchasing certain properties prior to the close of the potential merger.

William M. Kahane, Chief Executive Officer of ARCT added, “We are right on top of our acquisition target for 2012. Our team of real estate professionals continues to execute our growth plan consistent with our investment strategy and accretive to our dividend. I am pleased with our performance to date and look forward to operating our business as usual during the period leading up to the completion of the proposed merger with Realty Income.”

About the Company

American Realty Capital Trust, Inc., a publicly traded Maryland corporation listed on The NASDAQ Global Select Market under the trading symbol “ARCT,” is a leading self-administered real estate company that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade rated and other creditworthy tenants. Additional information about the Company can be found on the Company's website at www.arctreit.com.

Additional Information and Where to Find It

In connection with the proposed merger, the Company and Realty have filed a definitive proxy statement with the SEC on December 6, 2012 and commenced mailing the definitive proxy statement and a form of proxy to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at http://ir.arctreit.com, and copies of the documents filed by Realty with the SEC are available free of charge on Realty’s website at http://www.realtyincome.com.

Participants in Solicitation

The Company, Realty and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and Realty’s stockholders in respect of the proposed merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on May 21, 2012. Information regarding Realty’s directors and executive officers can be found in Realty’s definitive proxy statement filed with the SEC on March 30, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement filed in connection with the proposed merger with the SEC on December 6, 2012 and other relevant documents regarding the proposed merger filed with the SEC. These documents are available free of charge on the SEC’s website and from the Company or Realty, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and Realty’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability of the Company and Realty to obtain the stockholder approvals required to consummate the proposed merger; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s and Realty’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and Realty disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

CONTACTS:

Brian D. Jones

CFO & Treasurer

American Realty Capital Trust, Inc.

646-937-6900

Investors:

Thomas Germinario / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550

Media:

Averell Withers / Jamie Moser / Matthew Sherman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449